Exhibit 10.3

RESPECT YOUR UNIVERSE, INC.
6533 Octave Avenue
Las Vegas, Nevada 89139

August 19, 2011

Kristian Andresen
201 Bicknell #204
Santa Monica 90405

Dear Kristian:

It is my pleasure to extend the following offer of employment to you on behalf of Respect Your Universe, Inc. (“RYU”).

Title: Chairman and Corporate Secretary

Reporting Relationship: The position will report to:  Board of Directors

Job Description and Goals or Objectives:  Chair Company’s Board of Directors, manage all corporate secretary duties.

Base Salary: Will be paid $9,600 on an annual basis, and subject to deductions for taxes and other withholdings as required by law or the policies of RYU.

Benefits: The standard company health and dental insurance coverage are generally supplied per company policy. Eligibility for other benefits, will generally take place per company policy. Employee contribution to payment for benefit plans is determined annually.

Stock Options: A fully vested option to purchase 110,550 shares of RYU common stock to be approved and issued by RYU’s board of directors on August 19, 2011, with an exercise price equal of $1.27 per share and a ten year expiration, issued pursuant to the RYU 2011 Incentive Award Plan

Vacation and Personal Emergency Time Off: Vacation is accrued per company policy. Personal emergency days are generally accrued per company policy.

Expenses: Normal and reasonable expenses will be reimbursed on a monthly basis per company policy and upon completion of the appropriate expense request form.

Start Date: August 19, 2011

Your employment with RYU shall be at-will and either party can terminate the relationship at any time with or without cause and with or without notice.

You acknowledge that this offer letter, represents the entire agreement between you and RYU and that no verbal or written agreements, promises or representations that are not specifically stated in this offer, are or will be binding upon RYU.

If you are in agreement with the above outline, please sign below. This offer is in effect for five business days.

Signatures:

Respect Your Universe, Inc.

/s/ John Wood

John Wood
President

August 19, 2011

Date

/s/ Kristian Andresen

Kristian Andresen

August 19, 2011

Date